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Principal
 Management
 Corporation
         A member of the Principal
         Financial Group



September 28, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


RE:      Principal Investors Fund, Inc.
         File No. 33-59474


I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/Michael D. Roughton

Michael D. Roughton
Counsel


MDR/amp


Princor Financial Services Corporation, a emember of the Principal Financial Group Des Moiens, Iowa 50392-0200 (800) 247-4123 FAX (515) 248-4745